International Lease Finance Corporation
With Maturities of 9 Months or More from Date of Issue

Registration No.		333-100340
Filed Pursuant to Rule		424 (b) (3)
Pricing Supplement No.		5
(To Prospectus dated April 15, 2003 and Prospectus Supplement dated April 15, 2003)
The date of this Pricing Supplement is			June 9, 2003
Trade Date:	06/09/03		Issue Date:	06/12/03

CUSIP Number	Stated Interest Rate per Annum	Maturity Date	Interest Payment Frequency	First Interest Payment Date	Subject to Redemption	Redemption Date and Terms
45974EAL0	2.65%	09/15/06	Monthly	07/15/03	No	N/A
45974EAM8	3.10%	09/15/07	Monthly	07/15/03	No	N/A
45974EAN6	3.50%	09/15/08	Monthly	07/15/03	No	N/A
						[Additional columns below]

[Continued from above, first column repeated]
CUSIP Number	Aggregate Principal Amount	Price to Public	Discounts and Commissions	Net Proceeds to Issuer	Maximum Reallowance	Survivor*s Option	OID Note	Other Material Terms
45974EAL0	$8,062,000	100%	0.75%	$8,001,535.00	$1.50	Yes	No	N/A
45974EAM8	$8,179,000	100%	0.85%	$8,109,478.50	$1.50	Yes	No	N/A
45974EAN6	$9,985,000	100%	1.00%	$9,885,150.00	$1.50	Yes	No	N/A
All notes described in this Pricing Supplement are issued in U.S. Dollars with Authorized Denominations of $1,000 and integral multiples thereof.